UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 31, 2007

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2007, the Executive Compensation and Human Resources Committee of the Board of Directors of Boston Scientific Corporation (the “Company”) approved an amendment to the Company’s 2007 Performance Incentive Plan (the “Plan”) changing the definition of the salary level on which bonuses are based from the participant’s average salary for the Plan year to the participant’s salary at December 31 of the Plan year, except as otherwise set forth in the Plan.

A copy of the Plan, as amended, is incorporated by reference as Exhibit 10.1.

ITEM 8.01.	OTHER EVENTS.

On August 2, 2007, the Company issued a press release providing an update on its plan to strengthen operating and financial performance.  The Company also announced that it had completed its exploration of an initial public offering of a minority interest in its Endosurgery group and that the group will remain wholly owned by the Company.  The full text of the press release is incorporated by reference as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Copy of 2007 Performance Incentive Plan, as amended

99.1	Press Release issued by Boston Scientific Corporation dated August 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: August 3, 2007	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Copy of 2007 Performance Incentive Plan, as amended

99.1	Press Release issued by Boston Scientific Corporation dated August 2, 2007